UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

April 3, 2008

ASTRO-MED, INC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER             0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 7.01. Regulation FD Disclosure

On April 3, 2008, Albert W. Ondis, Chairman and Chief Executive Officer of Astro-Med, Inc. (the “Company”), and Joseph P. O’Connell, Senior Vice President and Chief Financial Officer of the Company, presented the Company’s strategy for sustained growth and increased profitability at the B. Riley & Co. 9th Annual Las Vegas Investor Conference held at the Palms Casino Resort in Las Vegas. The presentation is posted on the Company’s website at www.astro-medinc.com, in the Investing section.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit
Exhibit no.	Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DATE: April 3, 2008	ASTRO-MED, INC.

By: /s/ Joseph P. O’Connell

Joseph P. O’Connell

Senior Vice President, Treasurer and Chief Financial Officer